Exhibit 1

AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D

The undersigned agree that this Amendment No. 1 to Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(k)(1)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.

Date: February 17, 2004	Strategic Associates, L.P.

By: Cahill, Warnock Strategic Partners, L.P., its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: General Partner

Cahill, Warnock Strategic Partners, L.P.

	By:	/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: General Partner

Camden Partners Strategic Fund II-A, L.P.

By: Camden Partners Strategic II, LLC, its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Managing Member

Camden Partners Strategic Fund II-B, L.P.

By: Camden Partners Strategic II, LLC, its general partner

/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Managing Member

Camden Partners Strategic II, LLC

	By:	/s/ Donald W. Hughes

Name: Donald W. Hughes
Title: Managing Member

/s/ Richard M. Berkeley*

Richard M. Berkeley

/s/ Edward L. Cahill*

Edward L. Cahill

/s/ Donald W. Hughes

Donald W. Hughes

/s/ Richard M. Johnston*

Richard M. Johnston

/s/ David L. Warnock*

David L. Warnock

*By:	/s/ Donald W. Hughes

Donald W. Hughes, Attorney-in-fact